SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hebron Technology Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o Zhejiang Xibolun Automation Project Technology Co., Ltd.

No. 587-A 15th Road, 3rd Av., Binhai Ind. Park
Economic & Technology Development Zone
Wenzhou, Zhejiang Province

People’s Republic of China 325000

+86-577-8689-5678

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-148611 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Common Shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form F-1, No. 333-208583 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on December 16 , 2015 and as amended on Form F-1/A on February 5, 2016, April 1, 2016, April 29, 2016 and June 13, 2016. The section containing these descriptions is incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

3.1.1	Articles of Association of the Registrant (1)
3.1.2	First Amended and Restated Articles of Association of the Registrant (2)
3.2.1	Memorandum of Association of the Registrant (3)
3.2.2	First Amended and Restated Memorandum of Association of the Registrant (4)
3.2.3	Second Amended and Restated Memorandum of Association of the Registrant (5)
4.1	Specimen Common Share Certificate of the Registrant (6)

_____________________

(1)	Incorporated by reference to Exhibit 3.1.1 to the Registrant’s Registration Statement dated April 29, 2016 on Form F-1/A (333-208583)

(2)	Incorporated by reference to Exhibit 3.1.2 to the Registrant’s Registration Statement dated June 13, 2016 on Form F-1/A (333-208583)

(3)	Incorporated by reference to Exhibit 3.2.1 to the Registrant’s Registration Statement dated April 29, 2016 on Form F-1/A (333-208583)

(4)	Incorporated by reference to Exhibit 3.2.2 to the Registrant’s Registration Statement dated April 29, 2016 on Form F-1/A (333-208583)

(5)	Incorporated by reference to Exhibit 3.2.3 to the Registrant’s Registration Statement dated June 13, 2016 on Form F-1/A (333-208583)

(6)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated December 16, 2015 on Form F-1 (333-208583)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HEBRON TECHNOLOGY CO., LTD.

By: /s/ Anyuan Sun Anyuan Sun Chief Executive Officer

Dated: July 12, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1.1	Articles of Association of the Registrant (1)
3.1.2	First Amended and Restated Articles of Association of the Registrant (2)
3.2.1	Memorandum of Association of the Registrant (3)
3.2.2	First Amended and Restated Memorandum of Association of the Registrant (4)
3.2.3	Second Amended and Restated Memorandum of Association of the Registrant (5)
4.1	Specimen Common Share Certificate of the Registrant (6)

_____________________

(1)	Incorporated by reference to Exhibit 3.1.1 to the Registrant’s Registration Statement dated April 29, 2016 on Form F-1/A (333-208583)

(2)	Incorporated by reference to Exhibit 3.1.2 to the Registrant’s Registration Statement dated June 13, 2016 on Form F-1/A (333-208583)

(3)	Incorporated by reference to Exhibit 3.2.1 to the Registrant’s Registration Statement dated April 29, 2016 on Form F-1/A (333-208583)

(4)	Incorporated by reference to Exhibit 3.2.2 to the Registrant’s Registration Statement dated April 29, 2016 on Form F-1/A (333-208583)

(5)	Incorporated by reference to Exhibit 3.2.3 to the Registrant’s Registration Statement dated June 13, 2016 on Form F-1/A (333-208583)

(6)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated December 16, 2015 on Form F-1 (333-208583)